Exhibit 10.11

COMPREHENSIVE AMENDMENT TO FINANCING DOCUMENTS

THIS COMPREHENSIVE AMENDMENT TO FINANCING DOCUMENTS (this "Amendment") is dated March 31, 2012, by and among GSE SYSTEMS, INC., a Delaware corporation ("GSE"), GSE POWER SYSTEMS, INC., a Delaware corporation ("GSE Power Systems"), and GSE ENVISION LLC, a New Jersey limited liability company, successor-by-merger to GSE ENVISION INC., a New Jersey corporation ("GSE EnVision" and with GSE and GSE Power Systems, each a "Co-Borrower" and collectively, the "Co-Borrowers") and SUSQUEHANNA BANK, a Pennsylvania state chartered commercial banking corporation (the "Bank"); witnesseth:
RECITALS
WHEREAS, pursuant to a Master Loan and Security Agreement dated November 23, 2011 by and among GSE, GSE Power Systems and GSE EnVision Inc. (collectively, the "Original Borrowers") and the Bank (the "Loan Agreement"), the Bank extended a revolving credit facility to the Original Borrowers in the principal amount of Seven Million Five Hundred Thousand Dollars ($7,500,000) (the "Credit Facility"), as evidenced by a Revolving Credit Note given by the Original Borrowers in favor of the Bank dated November 22, 2011 in the face amount of $7,500,000 (the "Revolving Credit Note"); and
WHEREAS, pursuant to Articles of Merger filed on March 30, 2012 among the corporate records of the New Jersey Secretary of State, GSE EnVision Inc. merged into GSE EnVision; and

WHEREAS, the Bank and the Co-Borrowers have determined to modify certain provisions of the Financing Documents (as defined in the Loan Agreement) to reflect the merger and to substitute GSE EnVision as a Co-Borrower, and to clarify certain terms regarding the issuance of letters of credit under the Credit Facility, all in accordance with the provisions of this Amendment.
NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the Bank and the Co-Borrowers agree as follows:

1.            Recitals.  The Bank and the Co-Borrowers acknowledge that the above Recitals to this Amendment are true and correct, and agree that the same are incorporated by reference into the body of this Amendment.  Unless otherwise specifically defined herein, all capitalized terms used in this Amendment shall have the same meanings ascribed to such terms in the  Loan Agreement.
2.            Amendments to Financing Documents.
(a)            The first paragraph of the Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:
"THIS MASTER LOAN AND SECURITY AGREEMENT (this "Agreement") is made this 22nd day of November, 2011, by and among GSE SYSTEMS, INC., a Delaware corporation, GSE POWER SYSTEMS, INC., a Delaware corporation, and GSE ENVISION LLC, a New Jersey limited liability company, successor-by-merger to GSE ENVISION INC., a New Jersey corporation (each a "Borrower" and collectively, the "Borrowers") and SUSQUEHANNA BANK (the "Bank")."

(b)            All references in the Financing Documents to "GSE EnVision Inc. shall be changed to read "GSE EnVision LLC".
(c)            The Co-Borrowers and the Bank agree and acknowledge that, as used in the Loan Agreement and the other Financing Documents, the term "Letter of Credit" shall be deemed to include both letters of credit issued directly by the Bank as well as any letter of credit, guaranty or financial accommodation issued or established by another bank or financial institution at the request of, or at the direction of, the Bank and for which the Bank faces credit exposure, liability or obligations (any such letter of credit or financial accommodation is hereafter referred to as a "Third Party Letter of Credit"). Any Third Party Letter of Credit shall reduce the availability of the Revolving Credit Amount as though the Bank issued the Letter of Credit directly for so long as such Third Party Letter of Credit remains outstanding. The Co-Borrowers' joint and several obligations to repay any liabilities incurred by the Bank under any Third Party Letter of Credit shall be evidenced by the Amended and Restated Revolving Credit Note dated of even date herewith from the Co-Borrowers in favor of the Bank.
(d)            The Loan Agreement and the other Financing Documents are hereby amended such that any reference to the "Note" shall hereafter be deemed to refer to that certain Amended and Restated Revolving Credit Note dated of even date herewith from the Co-Borrowers in favor of the Bank.
3.            Grants of Liens and Security Interests.  Each Co-Borrower each hereby grants, re-grants and confirms the grant of all liens and security interest in and to all collateral described in the Financing Documents as collateral for the Credit Facility as amended by this Amendment on the terms set forth in the Financing Documents.
4.            Fees, Costs, and Expenses.  The Co-Borrowers shall pay to the Bank on demand all costs and expenses both now and hereafter reasonably paid or incurred with respect to the preparation, negotiation, execution, administration and enforcement of this Amendment and all documents related thereto, including, without limitation, attorneys' fees and expenses, recording costs, recordation and other taxes, appraisal fees, costs of record searches, title company premiums and costs, fees and expenses for environmental audits and survey costs.

5.            Representations and Warranties.  In order to induce the Bank to enter into this Amendment, the Co-Borrowers each represent and warrant to the Bank that as of the date hereof (a) no Event of Default exists under the provisions of any of the Financing Documents, (b) no event exists which, with the giving of notice or lapse of time, or both, could or would constitute an Event of Default under the provisions of any of the Financing Documents, (c) all of the representations and warranties of the Co-Borrowers in the Financing Documents, are true and correct in all material respects on the date hereof as if the same were made on the date hereof, (d) all collateral for the Credit Facility as amended by this Amendment is free and clear of all assignments, security interests, liens and other encumbrances of any kind and nature whatsoever except for those granted or permitted under the provisions of the Financing Documents, (e) no material adverse change has occurred in the business, financial condition, prospects or operations of any Co-Borrower since the date of the financial statements most recently furnished to the Bank in accordance with the provisions of the Financing Documents, and (f) the Financing Documents (as amended by this Amendment) constitute the legal, valid and binding obligations of the Co-Borrowers enforceable in accordance with their terms except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.  If any of the foregoing representations and warranties shall prove to be false, incorrect or misleading in any material respect, the Bank may, in its absolute and sole discretion, declare that an Event of Default has occurred and exists under the provisions of each of the Financing Documents.
6.            Applicable Law, Etc.  This Amendment shall be governed by the laws of the State of Maryland and may be executed in any number of duplicate originals or counterparts, each of such duplicate originals or counterparts shall be deemed to be an original and all taken together shall constitute one and the same instrument.
7.            Binding Effect.  This Amendment shall be binding upon and inure to the benefit of the Bank and each Co-Borrower and their respective heirs, successors and assigns.
This Amendment is an amendment and modification of certain provisions of the Financing Documents.  All of the provisions of the Financing Documents are incorporated herein by reference and shall remain and continue in full force and effect as amended by this Amendment.  Each Co-Borrower hereby ratifies and confirms all of its respective obligations, liabilities and indebtedness under the provisions of the Financing Documents as amended by this Amendment.  The Bank and each Co-Borrower agree it is their intention that nothing herein shall be construed to extinguish, release or discharge or constitute, create or effect a novation of, or an agreement to extinguish, any of the obligations, indebtedness and liabilities of any Co-Borrower or any other party under the provisions of the Financing Documents, or any assignment or pledge to the Bank of, or any security interest or lien granted to the Bank in or on, any collateral and security for such obligations, indebtedness and liabilities.
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IN WITNESS WHEREOF, each Co-Borrower and the Bank have executed this Amendment under their respective seals, the day and year first written above.

WITNESS/ATTEST:	CO-BORROWERS:
_____________________________	GSE SYSTEMS, INC. By:/s/ Jeffery G. Hough(SEAL) Jeffrey G. Hough Senior Vice President and Chief Financial Officer
_____________________________	GSE POWER SYSTEMS, INC. By:/s/ Jeffery G. Hough(SEAL) Jeffrey G. Hough Senior Vice President and Chief Financial Officer
_____________________________	GSE ENVISION LLC By:GSE Power Systems, Inc., its sole member By:/s/ Jeffery G. Hough(SEAL) Jeffrey G. Hough Senior Vice President and Chief Financial Officer
_____________________________	SUSQUEHANNA BANK By:/s/ Rober P. Whelen, Jr.(SEAL) Robert P. Whelen, Jr., Senior Vice President